Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-74018, 333-74020 and 333-86512) of Indian River Banking
Company, of our report, dated January 27, 2003, relating to the consolidated balance sheets of Indian River Banking Company as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years ended December 31, 2002, 2001 and 2000.


/s/ McGladrey & Pullen, LLP




Fort Lauderdale, Florida
March 5, 2003